SECOND AMENDMENT TO THE
                           THIRD RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             PERFORMANCE STOCK PLAN


         THIS SECOND AMENDMENT TO THE PUBLIC SERVICE COMPANY OF NEW MEXICO THIRD RESTATED AND AMENDED PERFORMANCE STOCK PLAN, (the "Plan" or "PSP") made by the Public Service Company of New Mexico, a New Mexico corporation ("PNM" or the "Company"), is effective December 7, 1998.

         WHEREAS, the Company adopted the Performance Stock Plan effective July 1, 1993;

         WHEREAS, the Company adopted the First Restated and Amended Public Service Company of New Mexico Performance Stock Plan effective January 1, 1996;

         WHEREAS, the Company adopted the First Amendment to the First Restated and Amended Public Service Company of New Mexico Performance Stock Plan effective December 31, 1996;

         WHEREAS, the Company adopted the Second Restated and Amended Public Service Company of New Mexico Performance Stock Plan effective March 10, 1998;

         WHEREAS, the Company adopted the Third Restated and Amended Public Service Company of New Mexico Performance Stock Plan also effective March 10, 1998;

         WHEREAS, the Company adopted the First Amendment to the Third Restated and Amended Performance Stock Plan to provide greater flexibility to the Compensation and Human Resources Committee ("Committee") of the PNM Board of Directors ("Board") to grant Awards to Participants throughout the year, to continue to include transferred employees as Participants in the Plan with respect to Awards granted prior to transfer so as not to adversely affect the existing Awards granted to the transferred employees prior to transfer, and to conform the definition of "Retirement" in the Plan to the definition in the proposed Manzano Corporation Omnibus Performance Equity Plan to avoid any inequity between Participants in the two plans, with effective dates for these various provisions as stated in the Amendment;

         WHEREAS,  the Company reserved the right to amend the Plan, pursuant to
Section 10.1, and the Board on February 11, 1997 adopted the revised Enabling Resolution, authorizing the Committee to adopt and approve new benefit plans, and all amendments to current benefit plans, subject to stated exceptions;

         WHEREAS, management on December 7, 1998 presented to the Committee a presentation and briefing materials intended to address the Company's change in control program benefits, as stated in various current benefit plans, and to recommend modifications to these plans in the event of a change in control, as well as to clarify when a change in control event could occur;

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         WHEREAS,  the  Committee  adopted and  approved  resolutions  effective
December 7, 1998 authorizing "necessary revisions, modifications, or amendments to certain qualified and nonqualified benefit plans and agreements . . . to fully integrate" the approved change in control principles and retention benefits, in the event of a change in control of the Company. These principles and briefing materials included revisions to the definition of a change in control event, to include the clause "any required approvals, including any final nonappealable regulatory order, having been obtained."

         WHEREAS, the Company has proceeded to modify the pertinent qualified and nonqualified employee benefits plans to address reasonable and necessary employee benefits in the event of a change in control, and to clarify the definition of a change in control; and

         WHEREAS, the Company desires to amend the Plan to clarify what constitutes a final change in control event and to conform the Plan to the principles and benefits adopted and approved by the Committee on December 7, 1998.

         NOW THEREFORE, the Company hereby amends the Plan, as follows:

                  ITEM 1. The first paragraph of Section 2.4, "Change in Control" shall be modified to read as follows:

                         2.4 "Change in Control,"  subject to the exceptions and
                  modifications set forth at the end of this Section 2.4, shall be deemed to have occurred (any required approval, including any final nonappealable regulatory order, having been obtained) if:

                  ITEM 2. Except as amended herein, the Company readopts and redeclares each and every other provision of the Plan.

         IN WITNESS WHEREOF, Public Service Company of New Mexico caused this Second Amendment to the Third Restated and Amended Performance Stock Plan to be executed by its authorized officers, to be effective as of the date and year first above written.


                                        PUBLIC SERVICE COMPANY OF NEW MEXICO


                                        By   /s/ Jeffry E. Sterba
                                             -------------------------------
                                             JEFFRY E. STERBA
                                             President and Chief Executive
                                             Officer


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